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                                                                   EXHIBIT 10.43

                       AMENDMENT TO RESTATED AND AMENDED
                                LEASE AGREEMENT



     This Lease Amendment is made and entered into as of the 1st day of January, 1998, between RAMIE A. TRITT ("Lessor") and PHYSICIANS' SPECIALTY CORP., as successor in interest to ATLANTA, EAR, NOSE & THROAT ASSOCIATES, P.C. ("Lessee") with respect to that certain Restated and Amended Lease Agreement which was entered into effective the first day of January, 1997.

     1. Item 1 of the Lease Agreement is hereby amended by adding under the Lease Agreement an additional 2,885 square feet of office space more particularly described in Exhibit "A" attached hereto (suite number 106 of the Medical Quarters of North Atlanta). Such additional space shall be subject to all of the terms and conditions of the Lease Agreement as hereby amended.

     2. Paragraph (a) of Item 3 of the Lease Agreement is hereby amended to read as follows:

          3.   Base Rental.

               (a) Lessee shall pay to Lessor at its offices at 5555 Peachtree Dunwoody Road, Suite 201, Atlanta, Georgia 30342, or at such other place as Lessor shall designate in writing to Lessee, promptly on the first day of each month, in advance, during the term of this Lease, the Base Rental. For purposes of this subparagraph (a) of this Paragraph 3 of this Lease, the Base Rental for the following periods shall be the following amounts:


                       Period                          Monthly Base Rental
              ------------------------                 -------------------

              January 1, 1998 through                  $46,797.62 per month*
              December 31, 1998

              January 1, 1999 through                  The prior year's Base
              June 30, 2010                            Rental plus 2.5%

              *$41,508.45 per month until such time as Lessee occupies Suite 106 (expected to be in February 1998). The rental rate is subject to adjustment as provided below.


              Notwithstanding with the foregoing, Lessee will be leasing an additional 640 square feet of office space from Lessor located in suite number 107 of
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                    the Medical Quarters of North Atlanta (more particularly
                    described in Exhibit "B" attached to the Lease). Such additional office space will be added to and included under this Lease upon the expiration or termination of Lessor's current lease of such space to a third party. At such time as such additional space is added to this Lease, the Base Rental shall be increased by the following amounts:
                    (i) increase to 1998 monthly rental (if the additional space is added to the Lease in 1998) - $1,456.87 per month, and
                    (ii) increase to monthly rental in 1999 or subsequent years (if the additional space is added to the Lease in that year or any earlier year) - the amount of additional "rental" for the immediately preceding year as determined under clause
                    (i) immediately above or this clause (ii) plus an additional 2.5% thereof.

     3. Except as expressly modified herein, the terms of this Lease shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have set their hands and seals.

Signed, sealed and delivered
in the presence of:


/s/                                          /s/ Ramie A. Tritt (SEAL)
------------------------------               -----------------------------
Witness                                      Ramie A. Tritt, Lessor


/s/
------------------------------
Notary Public


Signed, sealed and delivered                 PHYSICIANS' SPECIALTY
in the presence of:                          CORP., Lessee


/s/                                          /s/ Richard D. Ballard
------------------------------               -----------------------------
Witness                                      Chief Operating Officer


/s/ Robyn L. Smith             Attest:       /s/ Gerald R. Benjamin
------------------------------               -----------------------------
Notary Public                                Secretary


                                                           (CORPORATE SEAL)